Fund #008, Convertible Income-Growth Trust

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1   Class A	24,766
	Class B	4,056
	Class C	187

72DD2	Class M	313
	Class Y	1,708

73A1	Class A	0.580
	Class B	0.481
	Class C	0.486

74A2	Class M	0.515
	Class Y	0.614

74U1	Class A	41,732
	Class B	8,495
	Class C	466

74U2	Class M	602
	Class Y	2,644

74V1	Class A	15.46
	Class B	15.22
	Class C	15.38

74V2	Class M	15.35
	Class Y	15.46